UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

THE DIGITAL DEVELOPMENT GROUP CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-53611	98-0515726
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6630 West Sunset Blvd.

Los Angeles, CA 90028

(Address of principal executive offices)

(800) 783-3128

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 11, 2013, The Digital Development Group Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “GEL SPA”) and 10% Convertible Promissory Note in the principal amount of $25,000 (the “GEL Note”) with GEL Properties LLC (“GEL”). The maturity date on the convertible note is September 10, 2014.  GEL is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal face amount of the GEL Note then outstanding into shares of the Company's common stock at a price for each share of Common Stock equal to 60% of the average of the two lowest closing prices of the Common Stock for the twenty prior trading days including the day upon which a notice of conversion is received by the Company.  The GEL Note also contains certain covenants and events of default.  The GEL SPA provides that GEL may also purchase a second 10% Convertible Promissory Note in the principal amount of $25,000. The foregoing is only a brief description of the material terms of the GEL SPA and GEL Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

On December 11, 2013, the Company entered into a Securities Purchase Agreement (the “LG SPA”) and 10% Convertible Promissory Note in the principal amount of $25,000 (the “LG Note”) with LG Capital Funding, LLC (“LG”). The maturity date on the convertible note is September 10, 2014.  LG is entitled, at its option, at any time after 180 days, to convert all or any amount of the principal face amount of the LG Note then outstanding into shares of the Company's common stock at a price for each share of Common Stock equal to 60% of the average of the two lowest closing prices of the Common Stock for the twenty prior trading days including the day upon which a notice of conversion is received by the Company.  The LG Note also contains certain covenants and events of default.  The LG SPA provides that LG may also purchase a second 10% Convertible Promissory Note in the principal amount of $25,000. The foregoing is only a brief description of the material terms of the LG SPA and LG Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

Item 3.02

Unregistered Sales of Equity Securities

The information included in Item 1.01 provides a summary of the material terms of the Promissory Note and is incorporated herein by reference into this Item 3.02.

Item 8.01

Other Events

On November 11, 2013, pursuant to Section 78.320 of the Nevada Revised Statutes and Article I, Section 7 of our Bylaws, the Company received written consents from its stockholders holding an aggregate of 36,146,000 shares of Company common stock (representing 50.39% of the outstanding shares of common stock) to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 500,000,000 (the “Amendment”). The Amendment will become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada or at such later time as indicated in the Amendment.  The Company intends to file the Certificate of Amendment to our Articles of with the Secretary of State of the State of Nevada promptly after the 20-day period following the date on which our definitive information statement is filed with the SEC and is first mailed to our stockholders.

Item 9.01

Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit

Number

Description

10.31

Securities Purchase Agreement dated December 10, 2013 with GEL Properties LLC

10.32

Form of 10% Convertible Promissory Note with GEL Properties LLC

10.33

Securities Purchase Agreement dated December 10, 2013 with LG Capital Funding, LLC

10.34

Form of 10% Convertible Promissory Note with LG Capital Funding, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.

Dated: December 16, 2013	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer

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